UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Silver State Bancorp

(Exact name of registrant as specified in its charter)

Nevada	88-0456212
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

170 South Green Valley Parkway, Henderson, Nevada 89012
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock $0.001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section l2(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-142110 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Stock of Silver State Bancorp (the “Registrant”) is set forth under the heading “Description of Capital Stock of Silver State Bancorp” in the prospectus forming part of the Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on April 13, 2007 (File No. 333-142110) as amended by Amendment Nos. 1-7 thereto, and as it may be amended from time to time (the “Registration Statement”), which information is incorporated herein by reference. The final prospectus, if filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits to this registration statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.

No.	Exhibits
1.	Amended and Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registration Statement.

2.	Amended and Restated Code of Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement.

3.	Form of Certificate of Common Stock of the Registrant, incorporated by reference to Exhibit 4.1 of the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SILVER STATE BANCORP

Date: July 13, 2007	By	/s/ Corey L. Johnson
Corey L. Johnson Chief Executive Officer and President

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